UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2004

priceline.com Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25581	06-1528493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue
Norwalk, Connecticut 06854

(Address of Principal Executive Offices and Zip Code)

(203) 299-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 21, 2004, Priceline.com Holdco U.K. Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated (the “Company”), entered into a Sale and Purchase Agreement with shareholders and option holders of Active Hotels Limited (“Active Hotels”), one of Europe’s leading online reservation providers to the hotel industry.  Pursuant to the Sale and Purchase Agreement, the Acquirer acquired approximately 98% of the share capital of Active Hotels and has a contractual right to acquire the remaining 2% on October 8, 2004.  The total consideration for all of the Active Hotels shares was £90 million (approximately $161 million based on the Federal Reserve Bank of New York’s noon buying rate on September 17, 2004), which was paid in cash.

As part of the transaction, the Acquirer entered into arrangements with 13 key officers of Active Hotels.  Under these arrangements, the key officers purchased Class B voting common shares representing approximately 2.3% of the share capital of Active Hotels for a total consideration of £2.12 million.  The key officers were also granted additional Class B shares representing approximately 1.1% of the capital of Active Hotels.  Approximately 50% of the purchased and granted Class B shares were acquired by the chief executive officer of Active Hotels, with the remaining 50% acquired by the other key officers.  Subject to certain exceptions, one-third of the granted Class B shares will vest on each of September 15, 2006, 2007 and 2008.

As provided in the Articles of Association of Active Hotels, the holders of Class B shares have the right to put their shares to the Acquirer and the Acquirer has the right to call the Class B shares, in each case at a purchase price reflecting the fair market value of the shares at the time of exercise, as determined by the board of directors of the Acquirer.  Any granted Class B shares that have vested will be subject to the put and call options during an annual option exercise period, and one third of the total purchased Class B shares will be subject to the put and call options in each of 2006, 2007 and 2008, respectively, during the relevant option exercise period.  Upon exercise of the put or call option, the Acquirer will have the option to pay cash or deliver shares of the Company.

Copies of the Sale and Purchase Agreement and the Articles of Association of Active Hotels are attached hereto as exhibits and the provisions of those agreements are incorporated herein by reference.  The descriptions contained in this Form 8-K are qualified by reference to the terms of such exhibits.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On September 21, 2004, the Company completed its acquisition of shares of Active Hotels Limited, pursuant to the terms described in Item 1.01.

Item 7.01.                                          Regulation FD Disclosure.

On September 21, 2004, the Company issued a press release announcing its acquisition of shares of Active Hotels Limited.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  On that date, the Company issued a second press release announcing revised earnings guidance, and a copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and the exhibits attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial Statements of the Business Acquired.

To be filed by amendment within the period specified in Form 8-K, Item 9.01(a)(4).

(b)                                 Pro Forma Financial Information.

To be filed by amendment within the period specified in Form 8-K, Item 9.01(b)(2).

(c)                                  Exhibits.

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated September 21, 2004 by and among Priceline.com Holdco U.K. Limited and the security holders of Active Hotels Limited listed therein.

10.1	Articles of Association of Active Hotels Limited.

99.1	Press release issued September 21, 2004 regarding the acquisition of shares in Active Hotels Limited.

99.2	Press release issued September 21, 2004 regarding updated earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 23, 2004	PRICELINE.COM INCORPORATED

		By:	/s/ JEFFERY H. BOYD
Name: Jeffery H. Boyd
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated September 21, 2004 by and among Priceline.com Holdco U.K. Limited and the security holders of Active Hotels Limited listed therein.

10.1	Articles of Association of Active Hotels Limited.

99.1	Press release issued September 21, 2004 regarding the acquisition of shares in Active Hotels Limited.

99.2	Press release issued September 21, 2004 regarding updated earnings guidance.